EXHIBIT 10.21

DEED OF TRUST, SECURITY AGREEMENT WITH

ASSIGNMENT OF RENTS AND FIXTURE FILING

by and between

HISPANIC TELEVISION NETWORK, INC.,

a Delaware corporation

as Grantor

and

THE LENDERS LISTED ON SCHEDULE 1 ATTACHED HERETO

as Beneficiary

Recording Requested By and
When Recorded Mail to:
J. Randall Chappel
777 Main Street, Suite 2250
Fort Worth, Texas 76102

DEED OF TRUST, SECURITY AGREEMENT WITH

ASSIGNMENT OF RENTS AND FIXTURE FILING

TABLE OF CONTENTS
1.	Payment of Indebtedness	4
2.	Covenants of Title	4
3.	Usury	4
4.	Impositions	4
5.	Tax Deposits	5
6.	Change in Taxes	6
7.	Insurance	7
8.	Insurance/Condemnation Proceeds	8
9.	Restoration Following Fire or Other Casualty or Condemnation	8
10.	Disposition of Condemnation or Insurance Proceeds	11
11.	Fire and Other Casualty; Self-Help	12
12.	Rent Insurance Proceeds	13
13.	Repair; Alterations; Waste; Environmental	13
14.	ENVIRONMENTAL INDEMNIFICATION	15
15.	Intentionally Deleted	16
16.	No Other Liens	16
17.	Intentionally Deleted	16
18.	Intentionally Deleted	16
19.	Assignment of Rents, Profits, etc.	16
20.	Assignment of Leases	17
21.	Beneficiary in Possession	17
22.	Appointment of Attorney Concerning Leases	17
23.	Merger of Estates	17
24.	Tenants' Right to Rely	17
25.	Rent Rolls	17
26.	Future Leases	17
27.	Grantor's Obligations as Lessor	18
28.	Leases; Foreclosure	18
29.	Events of Default	18
30.	Remedies Upon Default	20
31.	Tenancy at Will	24
32.	Substitute Trustee	24
33.	Indemnification of Trustee	24
34.	Other	24
35.	Remedies Cumulative, Concurrent and Nonexclusive	24
36.	Rights and Remedies of Sureties	24
37.	Intentionally Deleted	24
38.	Late Charge	24
39.	Waiver of Statutory Rights	25
40.	Security Interest	25
41.	Right of Entry	25
42.	Estoppel Certificate	26
43.	Intentionally Deleted	26
44.	Rights Cumulative	26
45.	Subrogation	26
46.	No Waiver	26
47.	Deed of Trust Extension	26
48.	Indemnification	26
49.	Intentionally Deleted	26
50.	Attorneys' Fees	27
51.	Administrative Fees	27
52.	Trustee's Costs and Expenses; Governmental Charges	27
53.	Protection of Security; Costs and Expenses	27
54.	Notices	28
55.	Release of Lien	29
56.	APPLICABLE LAW	29
57.	Intentionally Deleted	29
58.	Invalidity	29
59.	Captions	29
60.	Modifications	29
61.	Bind and Inure	29
62.	Replacement of Notes	29
63.	Time of the Essence	30
64.	Further Assurances	30
65.	Recordation	30
66.	Heirs, Successors and Assigns Included in Parties	30
67.	WAIVER OF TRIAL BY JURY	31
68.	No Oral Agreements	31

EXHIBIT A EXHIBIT B	Legal Description Permitted Encumbrances

Recording Requested By and
When Recorded Mail to:
J. Randall Chappel
777 Main Street, Suite 2250
Fort Worth, Texas 76102

DEED OF TRUST, SECURITY AGREEMENT WITH

ASSIGNMENT OF RENTS AND FIXTURE FILING

     THIS DEED OF TRUST is made as of the _____ day of July, 2000, by HISPANIC TELEVISION NETWORK, INC., a Delaware corporation, having its principal place of business at 6125 Airport Freeway, Suite 200, Fort Worth, Texas 76117 (hereinafter referred to as "Grantor") to J. Randall Chappel, subject to substitution as provided in Section 32 (herein referred to as "Trustee") in favor of THE LENDERS LISTED ON SCHEDULE 1 ATTACHED HERETO with addresses (hereinafter referred to as the "Lenders" or collectively, the "Beneficiary").

W I T N E S S E T H:

     THAT, to secure (i) payment to Beneficiary of the principal indebtedness of up to TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) together with interest thereon, as evidenced by, and to the extent incurred under the terms and conditions of, that certain Promissory Notes in an aggregate principal amount of up to $_________, dated of even date herewith executed by Grantor and payable to the order of the Lenders and any renewals, extensions or modifications thereof (the "Notes"), in and by which Notes the Grantor promises to pay the said principal indebtedness and interest at the rate and in installments as provided in the Notes, (ii) the performance of the covenants herein contained and the payment of any monies expended by the Beneficiary in connection therewith, (iii) the payment of all obligations and the performance of all covenants of Grantor under any other loan documents, agreements or instruments between Grantor and Beneficiary given in connection with or related to this Deed of Trust or the Notes, and (iv) any and all additional advances made by Beneficiary to protect or preserve the Security (as hereinafter defined) or the security interest created hereby on the Security, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Grantor's obligations hereunder or for any other purpose provided herein (whether or not the original Grantor remains the owner of the Security at the time of such advances) (all of the aforesaid indebtedness and obligations of Grantor and being herein called the "Indebtedness", and all of the documents, agreements and instruments between Grantor and Beneficiary now or hereafter evidencing or securing the repayment of, or otherwise pertaining to, the Indebtedness being herein collectively called the "Loan Documents"), Grantor does hereby mortgage, grant, bargain, sell, assign, pledge, transfer and convey unto Trustee and to Trustee's successors and assigns, in trust, with power of sale and right of entry and possession, all of the following described land, improvements, real and personal property and rents and leases and all of Grantor's estate, right, title and interest therein (hereinafter collectively called the "Security"):

     The land described in Exhibit A attached hereto and made a part hereof situated, lying and being in the City of Fort Worth, County of Tarrant, State of Texas (the "Land");

     TOGETHER with all buildings and other improvements now or hereafter located on said Land or any part thereof, including but not limited to, all extensions, betterments, renewals, renovations, substitutes and replacements of, and all additions and appurtenances to the Security (the "Improvements");

     TOGETHER with all of the right, title and interest of Grantor in and to the land lying in the bed of any street, road, highway or avenue in front of or adjoining the Land to the center lines thereof;

     TOGETHER with all easements now or hereafter located on or appurtenant to the Land and/or the Improvements or under or above the same or any part thereof, rights-of-way, licenses, permits, approvals and privileges, belonging or in any way appertaining to the Land and/or Improvements including without limitation (i) any drainage ponds or other like drainage areas not located on the Land which may be required for water run-off, (ii) any easements necessary to obtain access from the Land to such drainage areas, or to any other location to which Grantor has a right to drain water or sewage, (iii) any land required to be maintained as undeveloped land by the zoning rules and regulations applicable to the Land, and (iv) any easements and agreements which are or may be established to allow satisfactory ingress to, egress from and operation of the Land and/or the Improvements;

     TOGETHER with any and all awards heretofore made and hereafter to be made by any governmental, municipal or State authorities to the present and all subsequent owners of the Security for the taking of all or any portion of the Security by power of eminent domain, including, without limitation, awards for damage to the remainder of the Security and any awards for any change or changes of grade of streets affecting the Security, which said awards are hereby assigned to Beneficiary, and Beneficiary, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts and acquittances therefor, and subject to Section 10 hereof, to apply the same toward the payment of the Indebtedness, notwithstanding the fact that such amount may not then be due and payable; and Grantor hereby covenants and agrees to and with Beneficiary, upon request by Beneficiary, to make, execute and deliver, at Grantor's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Beneficiary, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever (all of the foregoing Land, Improvements, rights, easements, rights-of-way, licenses, privileges and awards, collectively, the "Real Property");

     TOGETHER with all proceeds, insurance or otherwise, paid for the damage done to any of the Security and all proceeds of the conversion, voluntarily or involuntarily, of any of the Security into cash or liquidated claims;

     TOGETHER with all fixtures, machinery, equipment, goods and every other article of personal property, tangible or intangible, now or hereafter attached to or used in connection with the Real Property, or placed on any part thereof and whether or not attached thereto, appertaining or adapted to the use, management, operation or improvement of the Real Property, insofar as the same and any reversionary right thereto may now or hereafter be owned or acquired by Grantor, including, but without limitation: all partitions; screens; awnings; shades; blinds; floor coverings; heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, air conditioning and communication plants or systems with appurtenant fixtures; vacuum cleaning systems; call systems; sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical and motorized, for the construction, maintenance, repair and cleaning of, and removal of snow from, parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; all equipment, manual, mechanical and motorized, for the transportation of customers or employees to and from the facilities on the Real Property; and all other machinery, pipes, poles, appliances, equipment, wiring, fittings, panels and fixtures; and any proceeds therefrom, any replacements thereof or additions or accessions thereto; and all building materials, supplies and other property delivered to the Real Property for incorporation into the Improvements thereon, all of which are declared to be a part of the realty and covered by the lien hereof, but said lien shall not cover any fixture, machinery, equipment or article of personal property which is owned by a tenant and not required for the operation or maintenance of the Real Property, provided said fixture, machinery, equipment or article of personal property is not permanently affixed to the realty and may be removed without material damage thereto and is not a replacement of any item which shall have been subject to the lien hereof;

     TOGETHER with all leases and contracts of sale for the Real Property, or any portion thereof, now and hereafter entered into and all right, title and interest of Grantor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees or contract purchasers; all proceeds and revenue arising from or out of the Real Property or any part thereof; all bank accounts of Grantor used in connection with the operation of the Security or for holding security deposits under leases; any refunds and rebates of taxes and assessments of every kind and nature imposed on the Security; all licenses, permits, franchises, governmental approvals and all sanitary sewer, drainage, water and utility service agreements benefiting the Real Property or any part thereof, together with all accounts, general intangibles, documents, instruments and chattel paper arising from or in connection with the Real Property, including all books and records in connection therewith; and all rights of Grantor under any leases, covenants, agreements, easements, restrictions or declarations recorded with respect to, or as an appurtenance to, the Real Property or any part thereof, including, without limitation, all rights of Grantor under any equipment lease or conditional sale contract (all of the tangible and intangible personal property described in this and the previous two paragraphs, collectively, the "Personal Property");

     TOGETHER with all of the right, title and interest of Grantor in and to all and singular the tenements, hereditaments and appurtenances thereunto belonging to or in any way pertaining to the Security; all the estate, right, title and claim whatsoever of Grantor, either in law or in equity, in and to the Security; and any and all other, further or additional title, estate, interest or right which may at any time be acquired by Grantor in or to the Security, and if Grantor shall at any time acquire any further estate or interest in or to the Security, the lien of this Deed of Trust shall attach, extend to, cover and be a lien upon such further estate or interest automatically without further instrument or instruments, and Grantor, upon request of Beneficiary, shall execute such instrument or instruments as shall reasonably be requested by Beneficiary to confirm such lien, and Grantor hereby irrevocably appoints Beneficiary as Grantor's attorney-in-fact (which appointment is coupled with an interest) to execute all such instruments if Grantor shall fail to do so within ten (10) days after demand;

     TO HAVE AND TO HOLD the Security, and each and every part thereof, unto the Trustee and its successors and assigns in trust, for the purposes and uses herein set forth.

     AND, Grantor hereby further covenants, agrees and warrants as follows:

     1.     Payment of Indebtedness. Grantor will pay the Indebtedness and interest thereon in accordance with the provisions of the Notes and all prepayment charges, late charges and fees required thereunder, and all extensions, renewals, modifications, amendments and replacements thereof, and will keep and perform all the covenants, promises and agreements and pay all sums provided in, (i) the Notes or any other promissory note or notes at any time hereafter issued to evidence the Indebtedness, (ii) this Deed of Trust, and (iii) any and all other Loan Documents, all in the manner herein or therein set forth.

     2.     Covenants of Title. Grantor has good and indefeasible title to the entire Real Property in fee simple, has absolute unencumbered title to the Personal Property and has good right and full power to sell, mortgage and convey the same; the Security is free and clear of easements, restrictions, liens, leases and encumbrances, except those easements, restrictions, liens, leases and encumbrances listed on Exhibit B hereto (the "Permitted Encumbrances"), to which this Deed of Trust is expressly subject, or which may hereafter be created in accordance with the terms hereof; and Grantor will warrant and defend title to the Security against all claims and demands whatsoever except the Permitted Encumbrances. Beneficiary shall have the right, at its option and at such time or times as it, in its sole discretion, shall deem necessary, to take whatever action it may deem necessary to defend or uphold the lien of this Deed of Trust or otherwise enforce any of the rights of Beneficiary hereunder or any obligation secured hereby, including without limitation, the right to institute appropriate legal proceedings for such purposes.

     3.     Usury. All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Notes or otherwise, shall the interest contracted for, charged or received by Beneficiary exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Notes and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Notes such excess shall be refunded to Grantor. All amounts paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the Indebtedness, whether designated as interest herein or judicially or otherwise interpreted or deemed to be interest, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any renewal or extension of the Notes) so that the interest on the Notes for such full period shall not exceed the maximum amount permitted by applicable law. The term "maximum amount permissible under applicable law", "the maximum lawful amount", and similar terms refer to the law in effect on the date of the first disbursement of the Notes; provided that if it subsequently becomes lawful to charge more interest on the Notes, then such terms shall refer to the maximum interest which may from time to time be lawfully charged. This paragraph shall control all agreements between Grantor and Beneficiary.

     4.     Impositions. Grantor will pay, not later than five (5) days before the last day on which the same may be paid without penalty or interest, all real estate taxes, and all other municipal and governmental assessments, rates, charges, impositions and liens (hereinafter referred to as "Impositions") which now or hereafter are imposed by law or contract upon the Security, whether relating directly to the Security or to property adjoining or abutting the Security. If any Imposition is not paid within the time hereinabove specified, Beneficiary shall have the right to pay the same, together with any penalty and interest thereon, and the amount or amounts so paid or advanced shall forthwith be payable by Grantor to Beneficiary and shall be secured by the lien of this Deed of Trust; but Grantor may in good faith contest, at Grantor's own cost and expense, by proper legal proceedings, the validity or amount of any Imposition, on the condition that Grantor shall deposit with Beneficiary, as security for the payment of such contested item, an amount equal to the contested item plus all penalties and interest which would be payable if Grantor is ultimately required to pay such contested item, and on the further condition that no amount so contested may remain unpaid for such length of time as shall permit the Security, or the lien thereon created by the item being contested, to be sold for the nonpayment thereof, or as shall permit an action, either of foreclosure or otherwise, to be commenced by the holder of any such lien. Grantor will not claim any credit on, or make any deduction from the Indebtedness by reason of the payment of any Imposition.

     Grantor hereby assigns to Beneficiary all rights of Grantor now or hereafter arising in and to the refund of any Imposition and any interest thereon. If following receipt of any such refund by Beneficiary, there exists no Event of Default (as hereinafter defined) hereunder, then Beneficiary shall pay over the same to Grantor promptly after demand; if there exists an Event of Default hereunder, Beneficiary may apply said refund in reduction of the Indebtedness in whatever order Beneficiary may elect. Any such reduction of the Indebtedness by Beneficiary pursuant to this Section 4 shall not be subject to any prepayment penalty.

     5.     Tax Deposits. Upon the occurrence of an Event of Default and upon Beneficiary's request, Grantor shall deposit with Beneficiary or with an escrow agent selected by Beneficiary, on the first day of the calendar month immediately following the date of such request and on the first day of each calendar month thereafter (each of which dates is hereinafter called the "monthly tax deposit date") until the payment in full of the Indebtedness, a sum equal to one-twelfth of the annual Impositions which are either real estate taxes or liquidated assessments against the Security (the "Liquidated Impositions") to be levied, charged, assessed or imposed upon or for the Security. If on any monthly tax deposit date the amount of Liquidated Impositions next to be levied, charged, assessed or imposed within the ensuing one year period shall not be fixed, such amount, for the purpose of computing the deposit to be made by Grantor hereunder, shall be estimated by Beneficiary based upon the most recently available tax figures for the Security and a reasonable estimate of the Liquidated Impositions next to be levied, charged, assessed or imposed, with appropriate adjustment when the amount of such Impositions is fixed.

     The sums deposited by Grantor under this Section 5 shall be held in an interest-bearing account at a bank selected by Beneficiary and reasonably approved by Grantor under an agreement satisfactory in form and substance to Beneficiary, with interest being retained by Beneficiary and free of trust except to the extent, if any, that applicable law shall otherwise require, and applied in payment of such Liquidated Impositions when due. Grantor shall provide to Beneficiary copies of tax statements, notices of assessments and other notices of payment due when such statements or notices are received by Grantor, accompanied in each instance by a letter specifying when a Liquidated Imposition is due, the Liquidated Imposition to be paid, the amount thereof, the place of payment and the last day on which the same may be paid in order to be within the time limit specified in Section 4 hereof entitled "Impositions", unless such information is already contained within the statement.

     If for any reason the sums on deposit with Beneficiary or escrow agent under this Section 5 shall not be sufficient to pay a Liquidated Imposition within the time specified in Section 4 hereof, then Grantor shall, within ten (10) days after demand by Beneficiary, deposit sufficient sums so that Beneficiary may pay such Liquidated Imposition in full, together with any penalty and interest thereon. Beneficiary may change its estimate of Liquidated Impositions for any period, on the basis of and corresponding to an actual change in an assessment or tax rate or on the basis of a prior miscalculation, in which event Grantor shall deposit with Beneficiary or escrow agent within ten (10) days after demand the amount of any excess of the deposits which would theretofore have been payable under the revised estimate over the sums actually deposited.

     If any Liquidated Imposition shall be levied, charged, assessed or imposed upon or for the Security, or any portion thereof, and if such Liquidated Imposition shall also be a levy, charge, assessment or imposition upon or for any other premises not covered by the lien of this Deed of Trust, then the computation of the amounts to be deposited under this Section 5 shall be based upon the entire amount of such Liquidated Imposition and Grantor shall not have the right to apportion any deposit with respect to such Liquidated Imposition.

     Upon an assignment of this Deed of Trust, the Beneficiary shall have the right to arrange to transfer all amounts deposited and still in its possession to the assignee and Beneficiary shall thereupon be completely released from all liability with respect to such deposit and the Grantor or owner of the Security shall look solely to the assignee or transferee in reference thereto.

     Upon the payment in full by Grantor of the entire Indebtedness, any sums then held by Beneficiary under this Section 5 shall be refunded to Grantor.

     All amounts deposited shall be held by Beneficiary as additional security for the sums secured by this Deed of Trust, and Grantor hereby grants to Beneficiary a security interest in such sums, and upon the occurrence of an Event of Default hereunder Beneficiary may, in its sole and absolute discretion, apply said amounts to the payment of the Indebtedness in whatever order Beneficiary may elect.

     Immediately upon receipt of such by Grantor, and no later than thirty (30) days after the final date that the respective Impositions can be paid without penalty, Grantor shall deliver to Beneficiary copies of all notices, demands, claims, bills and receipts in relation to the Impositions. Notwithstanding the foregoing provisions, Beneficiary will waive the requirement for tax deposits as to that portion of real estate taxes payable directly to the taxing authority by tenants under the terms of leases approved by Beneficiary, provided satisfactory proof of payment is promptly furnished to Beneficiary.

     6.     Change in Taxes. In the event any tax shall be due or become due and payable to the United States of America, the State or any political subdivision thereof with respect to the execution and delivery or recordation of this Deed of Trust or any other Loan Document or the interest of the Beneficiary in the Security, Grantor shall pay such tax at the time and in the manner required by applicable law and Grantor shall hold Beneficiary harmless and shall indemnify Beneficiary against any liability of any nature whatsoever as a result of the imposition of any such tax. In the event of the enactment, after the date of this instrument, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for Federal, State or local purposes, or the manner of collection of any Impositions, so as to affect this Deed of Trust or the Notes secured hereby, then Grantor shall upon demand, make such payments to Beneficiary and take such other steps, as may be necessary in Beneficiary's judgment, to place Beneficiary in the same financial position as it was prior to any such enactment, failing which, or if Grantor is not permitted by law to make such payments, the Indebtedness shall, at the option of Beneficiary, immediately become due and payable.

     7.     Insurance. Grantor shall at all times until the Indebtedness shall be paid in full, keep the Security insured against loss or damage for its full replacement cost (which cost shall be reset once a year at Beneficiary's option) under policies of All Risk Replacement Cost Insurance with Agreed Amount Endorsement (including risks of war and nuclear explosion, if available), and shall further provide flood insurance (if the Improvements are situated in an area which is considered a flood risk area by the federal government or any agency thereof), boiler and machinery insurance, business interruption insurance, rent loss insurance in an amount sufficient to cover the total of all rents accruing from the Security for a one year period, comprehensive general liability insurance in a minimum amount of $1,000,000.00, and excess or umbrella liability of at least $1,000,000.00 and during any period of restoration, a policy or policies of builder's "all risk" insurance in an amount not less than the full insurable value of the Security against such risks as Beneficiary may request, and such other appropriate insurance as Beneficiary may require from time to time, in such amounts and with such companies as are acceptable to Grantor and shall be approved by Beneficiary (such approval to not be unreasonably withheld or delayed), with a Best's rating of A:XII or better, and Grantor will assign the original policy or policies of such insurance to Beneficiary and will deliver to Beneficiary a copy of such policy or policies and the original certificate or certificates of insurance relating thereto. Each such policy shall name Beneficiary as an additional insured and shall provide that all proceeds shall be payable to Beneficiary, that the same may not be canceled or modified except upon thirty (30) days prior written notice to Beneficiary, that no act or thing done by Grantor shall invalidate the policy as against Beneficiary, shall be endorsed with standard noncontributory mortgagee clauses in favor of and in form acceptable to Beneficiary, and shall otherwise be in such form as shall be reasonably acceptable to Beneficiary, so that at all times until the payment in full of the Indebtedness, Beneficiary shall have and hold the said policy and policies as further collateral for the payment of all Indebtedness. If Grantor shall fail to obtain any such policy or policies required by Beneficiary, or shall fail to assign and deliver the same to Beneficiary, then Beneficiary may obtain such insurance and pay the premium or premiums therefor, in which event Grantor shall, on demand of Beneficiary, repay such premium or premiums to Beneficiary and such repayment shall be secured by the lien of this Deed of Trust. If Grantor fails to maintain the level of insurance required under this Deed of Trust, then Grantor shall indemnify Beneficiary to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained.

     Grantor shall promptly provide to Beneficiary copies of any and all notices (including notice of non renewal), claims and demands which Grantor receives from insurers of the Security.

     In an Event of Default by Grantor, Grantor hereby assigns to Beneficiary all rights of Grantor in and to any unearned premiums on any insurance policy required to be furnished by Grantor.

     8.     Insurance/Condemnation Proceeds. Grantor hereby assigns to Beneficiary all proceeds of any insurance or condemnation awards which Grantor may be entitled to receive for loss or damage or taking of to the Security. In the event of loss or damage to, or a taking of, the Security, the proceeds of said insurance or condemnation award shall be payable to Beneficiary alone and Grantor hereby authorizes and directs any affected insurance company or government agency to make payment of the insurance proceeds or condemnation awards directly to Beneficiary. In the event that any such insurance proceeds or condemnation awards are paid directly to Grantor, Grantor shall make such proceeds or awards available to Beneficiary within five (5) days of Grantor's receipt thereof. No such loss or damage shall itself reduce the Indebtedness. The Beneficiary is authorized to adjust and compromise such loss without the consent of the Grantor, to collect and receive such proceeds or awards in the name of Beneficiary and Grantor and to endorse the Grantor's name upon any check in payment thereof. Subject to the provisions of Sections 9, 10, and 11 hereof, such proceeds or awards shall be applied first toward reimbursement of all costs and expenses of the Beneficiary in collecting said proceeds or awards, then toward payment of the Indebtedness or any portion thereof, whether or not then due and payable, in whatever order Beneficiary may elect, or the Beneficiary may, at its option, apply said insurance proceeds or condemnation awards in whole or in part toward restoration of the Security for which such insurance proceeds or condemnation awards shall have been paid.

     In the event of foreclosure of this Deed of Trust or other transfer of title to the Security and extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Notes on any portion of the principal balance due under the Notes until such time as the insurance proceeds or condemnation awards are actually received and applied to reduce the principal balance outstanding.

     9.     Restoration Following Fire or Other Casualty or Condemnation. In the event of damage to the Security by reason of fire or other hazard or casualty, Grantor shall give prompt written notice thereof to Beneficiary and, subject to the provisions of Section 10 below, shall proceed with reasonable diligence to perform repair, replacement and/or rebuilding work (hereinafter referred to as the "Work") to restore the Security to its condition prior to such damage in full compliance with all legal requirements. In the event of a taking by power of eminent domain or conveyance in lieu thereof ("condemnation"), if restoration is feasible as reasonably determined by Beneficiary, then Grantor shall proceed with reasonable diligence to perform such restoration (also referred to as the "Work"). Before commencing the Work, Grantor shall comply with the following requirements:

           (1)     Grantor shall furnish to Beneficiary complete plans and specifications for the Work, for Beneficiary's approval, which approval shall not be unreasonably withheld or delayed. Said plans and specifications shall bear the signed approval thereof by an architect satisfactory to Beneficiary and shall be accompanied by the architect's signed estimate, bearing the architect's seal, of the entire cost of completing the Work and shall provide that upon completion of the Work, the Security shall be comparable in size, quality, specifications and general utility to its size, quality, specifications and general utility prior to the damage or destruction or condemnation after making allowance, in the event of condemnation, for the amount of land taken.

           (2)     Grantor shall furnish to Beneficiary certified copies of all permits and approvals required by law in connection with the commencement and conduct of the Work.

           (3)     Grantor shall furnish to Beneficiary, prior to the commencement of the Work, a surety bond for or guaranty of completion of and payment for the Work, which bond or guaranty shall be in form satisfactory to Beneficiary and shall be signed by a surety or sureties, or guarantor or guarantors, as the case may be, who are acceptable to Beneficiary, and in an amount not less than the architect's estimate of the entire cost of completing the Work, less the amount of insurance proceeds or condemnation award, if any, then held by Beneficiary and which Beneficiary shall have elected to apply toward restoration of the Security as provided in Section 10 hereof.

     Grantor shall not commence any of the Work, until Grantor shall have complied with the above requirements, and thereafter Grantor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in subsection (1) above.

     If, as provided in Section 10 hereof, Beneficiary shall have elected or is required to apply any insurance proceeds or condemnation awards toward restoration of the Security, then so long as the Work is being diligently performed by Grantor in accordance with the provisions of this Deed of Trust, Beneficiary shall disburse such insurance proceeds or condemnation awards to Grantor from time to time during the course of the Work in accordance with the following provisions:

          A.     The Work shall be in the charge of an experienced construction manager reasonably satisfactory to Beneficiary with the consultation of an architect or engineer;

          B.     Each request for payment shall not be made more often than at thirty (30) day intervals on ten (10) days prior notice to Beneficiary, and shall be accompanied by a certificate, satisfactory to Beneficiary, of the architect or engineer, dated not more than ten (10) days prior to the application for withdrawal of funds, stating:

(i)	that all of the Work for which payment is being requested is in place and has been completed in compliance with the approved plans and specifications and all applicable legal requirements;
(ii)

that the sum then requested to be withdrawn has been paid by Grantor and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons (whose names and addresses shall be stated) who have rendered or furnished certain services or materials for the Work and giving a brief description of such services and materials and the principal subdivisions or categories thereof and the respective amounts so paid or due to each of said persons in respect thereof and stating the progress of the Work up to the date of said certificate;

(iii)	that the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the Work insofar as actually accomplished up to the date of such certificate;
(iv)	that the remainder of the moneys held by Beneficiary will be sufficient to pay in full the costs for the completion of the Work;
(v)

that no part of the cost of the services and materials described in the foregoing paragraph (ii) of this Clause B has been or is being made the basis of the withdrawal of any funds in any previous or then pending application; and

(vi)

that, except for the amounts, if any, specified in the foregoing paragraph (ii) of this Clause B to be due for services or materials, there is no outstanding indebtedness known, after due inquiry, which is then due and payable for work, labor, services or materials in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or other similar lien upon the Security or any part thereof.

          C.     Grantor shall deliver to Beneficiary satisfactory evidence that the Security and every part thereof, and all materials and all property described in the certificate furnished pursuant to the foregoing Clause B, are free and clear of all mortgages, liens, charges or encumbrances, except (a) encumbrances, if any, securing indebtedness due to persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate furnished pursuant to the foregoing Clause B, which encumbrances will be discharged upon disbursement of the funds then being requested, and (b) this Deed of Trust and (c) the Permitted Encumbrances. Beneficiary shall accept as satisfactory evidence under this Clause C a certificate of a title insurance company acceptable to Beneficiary or an endorsement to Beneficiary's existing loan title policy insuring the lien of this Deed of Trust, dated as of the date of the making of the disbursement, confirming the foregoing.

          D.     With (a) the first request for payment; (b) the request(s) for payment, if any, for the expenses associated with the pouring of any foundation(s); and (c) with the final request for payment, Grantor shall deliver to Beneficiary a survey of the Security dated as of a date within ten (10) days prior to the making of the advance (or revised to a date within ten days prior to the advance) showing no encroachments other than those, if any, acceptable to Beneficiary.

          E.     There shall be no Event of Default by Grantor under the Notes or under any other of the Loan Documents, or any state of facts existing which, with the passage of time or the giving of notice, or both, would constitute an Event of Default.

Beneficiary at its option may waive any of the foregoing requirements.

     Upon compliance by Grantor with the foregoing Clauses A, B, C, D and E (except for such requirements, if any, as Beneficiary at its option may have waived), Beneficiary shall, to the extent of the insurance proceeds or condemnation award, if any, which Beneficiary shall have elected to apply to restoration of the Security, pay or cause to be paid to the persons named in the certificate furnished pursuant to the foregoing paragraph (ii) of Clause B, the respective amounts stated in said certificate to be due them less ten percent (10%) retainage (the "Retainage"), and shall pay to Grantor the amounts stated in said certificate to have been paid by Grantor, less the Retainage.

     If upon completion of the Work there shall be insurance proceeds or condemnation awards held by Beneficiary over and above the amounts withdrawn pursuant to the foregoing provisions, plus Retainage, then Beneficiary, at Beneficiary's option, may either retain such proceeds or awards and apply the same in reduction of the Indebtedness, in whatever order Beneficiary may elect, or Beneficiary may pay over such proceeds to Grantor.

     Upon completion of the Work, in addition to the requirements of the foregoing Clauses A, B, C, D and E Grantor shall promptly deliver to Beneficiary:

           (a)     A written certificate of the architect or engineer that the Work has been fully completed in a good and workmanlike manner in accordance with the approved plans and specifications;

           (b)     A written report and policy of a title insurance company acceptable to Beneficiary insuring the Security against mechanics' and materialmen's liens;

           (c)     A certificate by Grantor in form and substance satisfactory to Beneficiary, listing all costs and expenses in connection with the completion of the Work and the amount paid by Grantor with respect to the Work; and

           (d)     A temporary certificate of occupancy and all other applicable certificates, licenses, consents and approvals issued by governmental agencies or authorities with respect to the Security and by the appropriate Board of Fire Underwriters or other similar bodies acting in and for the locality in which the Security is situated, provided that within thirty (30) days after completion of the Work, Grantor shall obtain and deliver to Beneficiary a permanent certificate of occupancy for the Security.

     Upon receipt of the foregoing items, Beneficiary shall pay any Retainage held by Beneficiary for the benefit of Grantor.

     10.     Disposition of Condemnation or Insurance Proceeds. Beneficiary, in its absolute discretion, may decide whether and to what extent, if any, proceeds of insurance or condemnation will be made available to Grantor for repair or restoration of the Security, but Grantor shall effect such repair or restoration as provided above whether or not Beneficiary makes any of such proceeds available for that purpose. Notwithstanding the foregoing, Beneficiary agrees to make insurance or condemnation proceeds available to Grantor for repair or restoration provided:

           (1)     Not more than 20% of the Security is damaged or taken, and, in the case of a condemnation, the portion of the Security not taken by condemnation has not, in Beneficiary's sole opinion, been rendered economically nonviable by the taking;

           (2)     There has been no Event of Default under the Loan Documents for the twelve (12) months preceding the damage or taking, and there does not then exist an Event of Default, or any state of facts which, with the passage of time or the giving of notice, or both, would constitute an Event of Default;

           (3)     Grantor can demonstrate to Beneficiary's satisfaction that Grantor has the financial ability to make all scheduled payments when due under the Indebtedness during repair or restoration;

           (4)     Such damage or taking occurs prior to the last two (2) loan years;

           (5)     The first lien priority of Beneficiary hereunder will not be impaired by releasing such proceeds to Grantor;

           (6)     Enough leases of the Security will remain in effect after the estimated period of repair and restoration to provide net annual operating income of at least 100% of the scheduled payments when due under the Indebtedness after such period;

           (7)     The Work will return the Improvements to substantially the size, design, and utility as existed immediately before the casualty; and

           (8)     The proceeds are released under escrow/construction funding arrangements specified in Section 9 hereof.

     If Beneficiary elects not to make the proceeds available for the Work, then such proceeds shall be applied to reduce the Indebtedness in whatever order Beneficiary may elect. Any application of such proceeds to the principal indebtedness evidenced by the Notes shall be at par and shall cause a pro rata reduction in payments of interest and, if applicable, principal, under the Notes, in order to maintain the interest rate then applicable under the terms and conditions of the Notes; provided, however, that if there exists an Event of Default, and Beneficiary elects or has elected in connection with such Event of Default to accelerate the Indebtedness, the prepayment fee as provided in the Notes shall also be due notwithstanding the condemnation or casualty.

     11.     Fire and Other Casualty; Self-Help. If within one hundred twenty (120) days after the occurrence of any damage to the Security in excess of $100,000.00 or the condemnation of any portion of the Security, Grantor shall not have submitted to Beneficiary and received Beneficiary's approval of plans and specifications for the repair, replacement and/or rebuilding of the Security or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Beneficiary and all such governmental authorities, Grantor shall fail to promptly commence such repair, replacement and/or rebuilding, or if thereafter Grantor falls to perform diligently such repair, replacement and/or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work, or, in the case of any loss or damage not in excess of $100,000.00, if Grantor shall fail to repair, replace and/or rebuild promptly the Security, then, in addition to all other rights herein set forth, and after giving Grantor twenty (20) days written notice of the nonfulfillment of one or more of the foregoing conditions Beneficiary, or any lawfully appointed receiver of the Security, may at their respective options, perform or cause to be performed such repair, replacement and/or rebuilding, and may take such other steps as they deem advisable to perform such repair, replacement and/or rebuilding, and may enter upon the Security for any of the foregoing purposes, and Grantor hereby waives, for Grantor and all others holding under Grantor, any claim against Beneficiary or such receiver arising out of anything done by Beneficiary or such receiver pursuant to this Section 11 except claims arising out of the gross negligence or willful misconduct of Beneficiary or such receiver, and Beneficiary may apply insurance proceeds (without the need to fulfill the requirements of Section 9 hereof) to reimburse Beneficiary, and/or such receiver for all reasonable amounts expended or incurred by them, respectively, in connection with the performance of such work, and any excess costs shall be paid by Grantor to Beneficiary upon demand, with interest at the Default Rate (as hereinafter defined) and such payment shall be secured by the lien of this Deed of Trust.

     12.     Rent Insurance Proceeds. If Grantor shall promptly and diligently commence to repair, replace and restore any damage occurring to the Security and there shall be no Event of Default under the Loan Documents, then Beneficiary shall each month pay to Grantor out of the rent insurance proceeds held by Beneficiary a sum equal to that amount, if any, of the rent insurance proceeds paid by the insurer which is allocable to the rental loss for the preceding month. Beneficiary at its option may waive any of the foregoing conditions to the payment of rent insurance proceeds. If Grantor does not fulfill the foregoing conditions entitling Grantor to monthly disbursements of rent insurance proceeds, then such rent insurance proceeds may be applied by Beneficiary, at Beneficiary's option, to the payment of the Indebtedness in whatever order Beneficiary may elect.

     13.     Repair; Alterations; Waste; Environmental. Grantor shall keep all of the Security in good and substantial repair, and expressly agrees that it will neither permit nor commit any waste upon the Security nor do any other act or suffer or permit any act to be done, whereby the Security will become less valuable or the lien hereof may be impaired and shall comply with all zoning laws, building codes, subdivision laws, environmental laws, and other laws, ordinances, rules and regulations made or promulgated by any government or municipality, or by any agency thereof or by any other lawful authority, which are now or may hereafter impose any duty on Grantor with respect to the use, occupancy, or alteration of the Security or which may otherwise become applicable to the Security, including, without limitation the Americans with Disabilities Act of 1990 ("ADA"). Grantor hereby represents, warrants and covenants that the Security does or will comply with all ADA requirements within the applicable required time periods. Grantor shall repair or restore any building now or hereafter under construction on the Security and complete the same within a reasonable period of time. Grantor agrees not to initiate or acquiesce in any zoning variance or reclassification, without Beneficiary's prior written consent. Grantor shall not construct any additional building or buildings or make any other improvements on the Land nor alter, remove or demolish any building or other Improvements on the Land, without the prior written consent of Beneficiary.

     If Grantor fails to observe any of the provisions of this Section 13 or suffers or permits any Event of Default to exist under this Section 13, Beneficiary or a lawfully appointed receiver of the Security, at their respective options, from time to time, may perform, or cause to be performed, any and all repairs and such other work as they deem necessary to bring the Security into compliance with the provisions of this Section 13 and may enter upon the Security for any of the foregoing purposes, and Grantor hereby waives any claim against Beneficiary and/or such receiver, arising out of such entry or out of any other act carried out pursuant to this Section 13 except claims arising from the gross negligence or willful misconduct of Beneficiary or such receiver. Grantor shall upon demand repay to Beneficiary and such receiver, all reasonable amounts expended or incurred by them, respectively, in connection with any action taken pursuant to this Section 13, and such repayment shall be secured by the lien of this Deed of Trust.

     Grantor represents and warrants that Grantor has not used and will not use and, to the best of Grantor's knowledge, no prior owner or current or prior tenant, subtenant, or other occupant of all or any part of the Security has used or is using Hazardous Materials (hereinafter defined) on, from or affecting the Security in any manner that violates any Environmental Laws (as hereinafter defined), no Hazardous Materials have been disposed of on the Security, nor have any Hazardous Materials migrated onto the Security, and Grantor will not permit or suffer any such violation of the Environmental Laws (hereinafter defined).

     For purposes of this Deed of Trust, "Hazardous Materials" shall mean and include those elements or compounds, including but not limited to asbestos, petroleum or petroleum byproducts, and polychlorinated biphenyls, which are (a) contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (the "EPA") or the list of toxic pollutants designated by Congress or the EPA, or (b) defined as hazardous, toxic, pollutant, infectious, flammable or radioactive by any other Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., the Federal Hazardous Materials Transportation Act, the Federal Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq., the Federal Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Clean Air Act, the Federal Water Pollution Control Act, the statutes contained in the Title 5 of the Texas Health & Safety Code, including but not limited to the Texas Solid Waste Disposal Act, TEX. HEALTH & SAFETY CODE, Title 5, Subtitle B, § 361 et seq. (Vernon's 1991 Pamphlet), and the Texas Clean Air Act, TEX. HEALTH & SAFETY CODE, Title 5, Subchapter C, § 382 et seq. (Vernon's 1991 Pamphlet); the Hazard Communications Act and related statutes contained in Title 6, Subtitle D of the Texas Health & Safety Code, TEX. HEALTH & SAFETY CODE, Title 6, Subtitle D, § 501 et seq.; Texas Water Quality Acts, TEX. WATER CODE ANN. Chapters 5, 26, and 30 (Vernon 1988); and all regulations promulgated pursuant to these statutes, or by any agency or governmental board or entity having jurisdiction over the Security (collectively, the "Environmental Laws").

     Grantor covenants that it will not permit or suffer any generation, treatment, storage or disposal of Hazardous Materials on the Security or permit any lien regarding environmental matters under any Texas or Federal law, rule, or regulation to attach to the Security or any portion thereof or any interest therein. Grantor represents and warrants that it has not received any notice from any governmental agency or any tenant of the Security with regard to such Hazardous Materials, and has received no notice that the environmental and ecological condition of the Security is in violation of any Environmental Law.

     Grantor represents and warrants, to the best of Grantor's knowledge, that the Security does not contain, and has not in the past contained, any asbestos containing material in friable form and there is no current or potential airborne contamination of the Security by asbestos fiber, including any potential contamination that would be caused by maintenance or tenant finish activities in the building(s).

     Grantor represents and warrants that it has not received any notice that the soil, surface water and ground water of or on the Security are not free from any spills of oil or other solid or liquid waste, toxic or hazardous substance or contaminant, and Grantor, after making reasonable inquiry, has no knowledge of any such spill.

     If any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable local, state or federal law or regulation, any judicial order issued by a court of competent jurisdiction, or by any governmental entity or person having apparent appropriate jurisdiction and authority to order same, because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Material in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within the Security (or any portion thereof), Grantor shall within thirty  (30) days after written demand for performance thereof by Beneficiary (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work. All Remedial Work shall be performed by contractors approved in advance by Beneficiary, and under the supervision of a consulting engineer approved by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, Beneficiary's reasonable attorneys' fees, paralegal fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely prosecute to completion such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be payable by Grantor upon demand.

     Grantor shall provide Beneficiary with prompt written notice (a) upon Grantor's becoming aware of any release or threat of release, in a concentration or quantity requiring notice or report thereof to any federal, state, county or city authorities or any agency thereof, regulating or having jurisdiction over same, of any Hazardous Materials upon, under or from the Security; (b) upon Grantor's receipt of any notice from any federal, state, municipal or other governmental agency or authority in connection with any Hazardous Materials located upon or under or emanating from the Security; and (c) upon Grantor's obtaining knowledge of any incurrence of expense by any governmental agency or authority in connection with the assessment, containment or removal of any Hazardous Materials located upon or under or emanating from the Security.

     14.     ENVIRONMENTAL INDEMNIFICATION. GRANTOR WILL INDEMNIFY BENEFICIARY AGAINST, AND HOLD BENEFICIARY HARMLESS FROM ANY AND ALL CLAIM, LIABILITY, LOSS, COST, DAMAGE, CHARGE, LIEN, DEBT, FINE, PENALTY, INJUNCTIVE RELIEF, DEMAND, SUIT, JUDGMENT, ADJUDICATION, EXPENSE, OR INJURY TO PERSON, PROPERTY OR NATURAL RESOURCES, INCLUDING ATTORNEY'S FEES AND CONSULTING FEES (ANY OF THE FOREGOING BEING REFERRED TO HEREIN AS A "CLAIM"), ARISING OUT OF, ATTRIBUTABLE TO, WHICH MAY ACCRUE OUT OF, OR WHICH MAY RESULT FROM (I) A VIOLATION OR ALLEGED VIOLATION OF THE ENVIRONMENTAL LAWS IN CONNECTION WITH THE SECURITY BY ANY PERSON OR ENTITY OR OTHER SOURCE WHETHER RELATED OR UNRELATED TO GRANTOR, OR (II) THE ACTUAL OR ALLEGED PRESENCE, RELEASE, TRANSPORTATION, MIGRATION, GENERATION, TREATMENT, PROCESSING, STORAGE OR USE OR DISPOSAL (HEREIN COLLECTIVELY REFERRED TO AS A "DISPOSAL") OF HAZARDOUS MATERIALS ON, UPON, UNDER OR ABOUT THE SECURITY (WHETHER INTENTIONAL OR UNINTENTIONAL, DIRECT OR INDIRECT, FORESEEABLE OR UNFORESEEABLE) BY ANY PERSON OR ENTITY OR OTHER SOURCE, WHETHER RELATED OR UNRELATED TO GRANTOR, PROVIDED THAT IF BENEFICIARY OWNS THE SECURITY AT THE TIME OF A CLAIM, SUCH VIOLATION OR DISPOSAL GIVING RISE TO SUCH CLAIM OCCURRED PRIOR TO THE TIME BENEFICIARY OWNED THE SECURITY. THIS INDEMNITY SHALL SURVIVE THE EVENT OF FORECLOSURE OF THE DEED OF TRUST OR CONVEYANCE OF THE SECURITY IN LIEU THEREOF.

     15.     Intentionally Deleted.

     16.     No Other Liens. Grantor shall not consent, agree to or permit any mortgage, lien or security interest upon or affecting the Security or any part thereof except as granted or permitted in this Deed of Trust and any other lien or security interest granted to Beneficiary.

     Grantor will promptly pay and discharge any and all amounts which are now or hereafter become liens against the Security whether or not superior to the lien hereof or to any assignment of rents and leases given to Beneficiary.

     The covenants of this Section shall survive any foreclosure and sale of the Security and any conveyance thereof by deed in lieu of foreclosure with respect to any such liens in existence as of the date of transfer of title.

     Notwithstanding anything in this Deed of Trust to the contrary, Beneficiary agrees to subordinate the lien created by this Deed of Trust to the lien of a senior institutional lender provided that the terms of such loan by the senior lender and the form of subordination of such senior lender are reasonable and customary.

     17.     Intentionally Deleted.

     18.     Intentionally Deleted.

     19.     Assignment of Rents, Profits, etc. All of the rents, royalties, bonuses, issues, profits, revenue, income and other benefits derived from the Security or arising from the use or enjoyment of any portion thereof or from any lease or agreement pertaining thereto, and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Security, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants of any part of the Security (hereinafter called the "Rents") are hereby absolutely and unconditionally assigned to Beneficiary to be applied by Beneficiary in payment of the Indebtedness. Notwithstanding any provision of this Deed of Trust or any other of the Loan Documents which might be construed to the contrary, the assignment in this Section 19 is an absolute assignment and not merely a security interest; however, Beneficiary's rights as to the assignment shall be exercised only upon the occurrence of an Event of Default (as hereinafter defined). Prior to an Event of Default, Grantor shall have a license to collect and receive all Rents as trustee for the benefit of Beneficiary and Grantor, and Grantor shall apply the funds so collected first to the payment of the Indebtedness in such manner as Beneficiary elects and thereafter to the account of Grantor. Rents not actually paid to and received by Beneficiary and applied by Beneficiary against the Indebtedness shall not constitute payment on the Indebtedness.

     20.     Assignment of Leases. Grantor hereby assigns to Beneficiary all existing and future leases, including subleases thereof, and any and all extensions, renewals, modifications and replacements thereof, upon any part of the Security. Grantor hereby further assigns to Beneficiary all guaranties of tenants' performance under the Leases. Prior to an Event of Default, Grantor shall have the right, without joinder of Beneficiary, to enforce the Leases, unless Beneficiary directs otherwise.

     21.     Beneficiary in Possession. Beneficiary's acceptance of the assignments contained in Sections 19 and 20 above shall not, prior to entry upon and taking possession of the Security by Beneficiary, be deemed to constitute Beneficiary a "mortgagee in possession", nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Security, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any lessee and not delivered to Beneficiary. Beneficiary shall not be liable for any injury or damage to person or property in or about the Security, unless same is caused by the gross negligence or willful misconduct of Beneficiary.

     22.     Appointment of Attorney Concerning Leases. Grantor hereby appoints Beneficiary its attorney-in-fact, coupled with an interest, for the sole and limited purpose of empowering Beneficiary to subordinate any Leases to this Deed of Trust.

     23.     Merger of Estates. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Beneficiary.

     24.     Tenants' Right to Rely. Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary asserting the existence of a default hereunder and Beneficiary's right to such rents, and without further consent of Grantor, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants. Any such payment made to and received by Beneficiary shall constitute payment to Grantor under the Leases and shall constitute pro tanto payment on the Indebtedness.

     25.     Rent Rolls. Grantor shall provide to Beneficiary on an annual basis, or more frequently upon Beneficiary's request, a rent roll for the Security, in form and content satisfactory to Beneficiary.

     26.     Future Leases. Grantor will not hereafter make any lease to any tenant affecting the Security unless Beneficiary shall first consent in writing to the terms of said lease, which consent shall not be unreasonably withheld; provided, however, that any leases made after the date of this Deed of Trust which substantially conform to the standard lease approved by Beneficiary shall not require the consent of Beneficiary. All leases must be subordinate to the lien of this Deed of Trust unless Beneficiary otherwise specifies. Each lease must contain a provision that, upon notice to tenant by Beneficiary, the lease shall become superior, in whole or in part, to the lien of this Deed of Trust. Without limiting the foregoing, Beneficiary hereby reserves the right to subordinate this Deed of Trust to any lease subsequently made by recording with the Deed Records of Tarrant County in which this Deed of Trust is recorded a declaration to that effect, executed by Beneficiary, which declaration once so recorded shall be binding upon the tenant under such lease and such tenant's successors and assigns. Within ten (10) days after the request therefor from Beneficiary, Grantor will furnish to Beneficiary a true and complete copy of each lease, amendment, modification, extension, or renewal of lease, hereafter made by Grantor with respect to space in the Security. Grantor will from time to time, upon demand of Beneficiary, confirm in writing the assignment to Beneficiary of any or all leases of space in the Improvements, and such written confirmation shall be in such form as Beneficiary shall require and as shall be necessary to make the same recordable.

     27.     Grantor's Obligations as Lessor.

          (a)     Grantor shall, at Grantor's cost and expense, promptly and fully perform each and every covenant, condition, promise and obligation on the part of the lessor to be performed pursuant to the terms of each and every lease or letting, written or oral, now or hereafter made with respect to the Security or any part or parts thereof, and shall not suffer or permit there to exist any default in such performance on the part of such lessor or permit any event to occur which would give the tenant under any such lease the right to terminate the same or to offset rent.

          (b)     Grantor shall furnish to Beneficiary promptly any and all information which Beneficiary may reasonably request concerning the performance and observance of all covenants, agreements and conditions contained in the leases by the lessor thereunder to be kept, observed and performed and concerning the compliance with all terms and conditions of the leases. Grantor hereby authorizes Beneficiary or its representatives to make investigations and examinations concerning such performance, observance and compliance, and Grantor, upon request, shall promptly deposit with Beneficiary any and all documentary evidence relating to such performance, observance and compliance and copies of any and all notices, communications, plans, specifications or other instruments or documents received or given by Grantor in any way relating to or affecting the leases which may concern or affect the estate of the lessor or the lessee in or under the leases or in the premises thereby demised.

          (c)     In the event of any failure by Grantor to keep, observe or perform any covenant, agreement or condition contained in the leases or to comply with the terms and conditions of the leases, any performance, observance or compliance by Beneficiary pursuant to this Deed of Trust on behalf of Grantor shall not remove or waive, as between Grantor and Beneficiary, the corresponding Event of Default under the terms of this Deed of Trust.

     28.     Leases; Foreclosure. Any proceedings or other steps taken by Beneficiary to foreclose this Deed of Trust, or otherwise to protect the interests of Beneficiary hereunder, shall not operate to terminate the rights of any present or future tenant of space in the Improvements, notwithstanding that said rights may be subject and subordinate to the lien of this Deed of Trust, unless Beneficiary specifically elects otherwise in the case of any particular tenant. The failure to make any such tenant a defendant in any such foreclosure proceeding and to foreclose such tenant's rights will not be asserted by Grantor or any other defendant in such foreclosure proceeding as a defense to any proceeding instituted by Beneficiary to foreclose this Deed of Trust or otherwise protect the interests of Beneficiary hereunder.

     29.     Events of Default. Each of the following shall constitute an "Event of Default" hereunder and shall entitle the Beneficiary to exercise its remedies hereunder and under any of the other Loan Documents or as otherwise provided by law:

          (a)     Any payment of any installment of principal, interest or applicable escrow amounts due under the Notes, or payment of any other sum due under the Notes or under any of the other Loan Documents, is not received by Beneficiary on the date such payment is due and Grantor fails to cure such default after any applicable notice and cure periods, or any other payment of money or indebtedness as required by this Deed of Trust or by any other Loan Document is not made when due and payable and Grantor fails to cure such default within ten (10) business days after receipt of written notice of such default by Beneficiary to Grantor.

          (b)     Failure of the Grantor in the observance or performance of any covenant, promise or agreement provided in this Deed of Trust or in any other Loan Document other than relating to the payment of indebtedness or money ("failure to perform") for thirty (30) days after receipt of written notice by Beneficiary to Grantor, specifying the nature of the failure to perform. Notwithstanding anything contained herein to the contrary, the notice and cure period provided under this clause (b) shall not be applicable to and shall not be in addition to any specific notice and cure or performance period provided under any other provision of this Deed of Trust and the specific notice and cure or performance period provided for in such provision shall control, and a failure by Grantor to cure a default under such provision within the applicable cure period shall be an Event of Default under this Deed of Trust.

          (c)     Any representation, warranty or statement of Grantor contained herein or in any of the Loan Documents, or in any writing delivered to Beneficiary on, before, or with the execution and delivery of the Loan Documents, including, without limitation the Environmental Indemnification Agreement dated of even date herewith executed by Grantor for the benefit of Beneficiary (the "Environmental Indemnification Agreement"), proves to be untrue in any material respect as of the date when made.

          (d)     Grantor shall (i) have an order for relief entered in a proceeding under Title 11, United States Code, whether such order shall result from a voluntary or involuntary petition, (ii) seek or consent to the appointment of a receiver or trustee for itself or for any of the Security, (iii) file a petition or initiate a proceeding under the bankruptcy, insolvency, receivership or similar laws of the United States, any state or any jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) be unable to pay its debts as they mature.

          (e)     A court shall enter an order, judgment or decree appointing, without the consent of Grantor, a receiver or trustee for it or for any of the Security or approving a petition filed against Grantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, sixty (60) days after it is entered.

          (f)     Intentionally deleted.

          (g)     Intentionally deleted.

          (h)     Grantor or Grantor's agent shall intentionally destroy all or part of the Improvements.

          (i)     without the prior written consent of the Beneficiary, Grantor sells, leases (except as otherwise contemplated herein), exchanges, assigns, transfers, conveys or otherwise disposes of all or any part of the Real Property or any interest therein (except for the disposition of worn-out or obsolete personal property or fixtures), or legal or equitable title to the Real Property, or any part thereof or any interest therein, is vested in any other party, in any manner whatsoever, by operation of law or otherwise, whether any of the foregoing is voluntary or involuntary, or in the event of (i) any merger, consolidation or dissolution involving, or the sale or transfer of all or substantially all of the assets of, Grantor or of any general partner of Grantor, (ii) the transfer (at one time or over any period of time) of 10% or more of the voting stock of (A) a corporate Grantor, (B) any corporate general partner of Grantor, or (C) any corporation which is the direct or indirect owner of 10% or more of the voting stock of Grantor or any general partner of Grantor, (iii) the transfer of any general partnership interest in Grantor or in any partnership which is a direct or indirect general partner of Grantor, or (iv) the conversion of any such general partnership interest to a limited partnership interest (provided that the foregoing shall not prohibit the transfer of any existing limited partnership interest in (i) Grantor, (ii) any partner of Grantor, or (iii) any partner of a partner of Grantor, and shall not apply to transfers of title or interest under any will or testament or applicable law of descent), it being understood that the consent of the Beneficiary required hereunder may be refused by the Beneficiary in its sole and absolute discretion and for any reason or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole and absolute discretion of the Beneficiary, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest on the Notes, to require payment of any amount as additional consideration as a transfer fee or otherwise and to require assumption of the obligations under the Loan Documents;

     30.     Remedies Upon Default. If an Event of Default shall occur, Beneficiary may exercise any one or more of the following remedies, without notice (unless notice is required by applicable law):

          (a)     Beneficiary may declare the Indebtedness immediately due and payable, without further notice, whereupon the same shall become immediately due and payable. Grantor hereby waives notice of intent to accelerate and notice of acceleration.

          (b)     Beneficiary may:

               (i)     terminate the license granted to Grantor to collect the Rents, collect and sue for the Rents in Beneficiary's own name, give receipts and releases therefor and after deducting all expenses of collection, including attorneys' fees, apply the net proceeds thereof to any Indebtedness as Beneficiary may elect;

               (ii)     after taking possession and control of the Security, make, modify, enforce, cancel, terminate or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean and make space ready for renting, and otherwise do anything Beneficiary deems advisable in connection with the Security;

               (iii)     apply the Rents so collected to the operation and management of the Security, including the payment of management, brokerage and reasonable attorneys' fees, and/or to the Indebtedness; and

               (iv)     require Grantor to transfer all security deposits and records thereof to Beneficiary, together with all original counterparts of the Leases.

          (c)     Beneficiary may require the Trustee to sell all or part of the Security, at public auction, to the highest bidder, for cash, at the county court house of the county in Texas in which the Security or any part thereof is situated or if the Security is located in more than one county such sale may be made at the courthouse in any county in which the Security is situated. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at the courthouse door) of the specified county, between the hours of 10:00 o'clock a.m. and 4:00 o'clock p.m. (the commencement of such sale to occur within three (3) hours following the time designated in the notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the property to be sold, in the manner hereinafter described. Notice of a sale of all or part of the Security by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is in more than one county, a notice shall be posted at the courthouse door and filed with the county clerk of each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the debt secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to Grantor and such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Security, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property, good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale, any of the personalty described herein to be sold at such sale. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) first, he shall pay the expenses of Trustee and a Trustee's fee or commission; (ii) second, he shall pay, so far as may be possible, the Indebtedness, discharging first that portion of the Indebtedness arising under the covenants or agreements herein contained and not evidenced by the Notes; and (iii) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Security shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Security shall be sold; and if the proceeds of such sale or sales of less than the whole of the Security shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Security just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Security, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Security. If default is made hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part, this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness. At any such sale (1) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof; (2) the purchaser may disaffirm any easement granted, or rental, lease or other contract made in violation of any provision of this Deed of Trust, and may take immediate possession of the Security free from, and despite the terms of, such grant of easement and rental or lease contract; and, (3) Beneficiary may bid and become the purchaser of all or any part of the Security at any trustee's or foreclosure sale hereunder, and the amount of Beneficiary's successful bid may be credited on the Indebtedness.

          (d)     Beneficiary may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Security under the judgment or decree of any court or courts of competent jurisdiction.

          (e)     Beneficiary may enter into and upon and take possession of all or any part of the Security, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Beneficiary may use, administer, manage, operate and control the Security and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as the Beneficiary shall deem best; and in the exercise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary.

          (f)     Beneficiary may make application to a court of competent jurisdiction as a matter of strict right and without notice to Grantor or regard to the adequacy of the Security for the repayment of the Indebtedness, for appointment of a receiver of the Security and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Security upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Section 19 hereof.

          (g)     Proceed against the Personal Property in accordance with Beneficiary's rights and remedies with respect to the Personal Property, including the right to sell the Personal Property together with the Security or separately and without regard to the remainder of the Security in accordance with Beneficiary's rights and remedies provided by the Texas Uniform Commercial Code as well as other rights and remedies available at law or in equity.

          (h)     Cause to be brought down to date a title examination and tax histories of the Security, procure title insurance or title reports or, if necessary, procure new abstracts and tax histories and procure an updated or entirely new environmental audit of the Security including building, soil, ground water and subsurface investigations; have the Improvements inspected by an engineer or other qualified inspector and procure a building inspection report; procure an MAI or other appraisal of the Security or any portion thereof; enter upon the Security at any time and from time to time to accomplish the foregoing and to show the Security to potential purchasers and potential bidders at foreclosure sale; and make available to potential purchasers and potential bidders all information obtained pursuant to the foregoing and any other information in the possession of Beneficiary regarding the Security.

          (i)     Beneficiary may, at its option without waiving any Event of Default, pay, perform or observe any defaulted term, covenant or condition contained herein, in any of the leases of any part of the Security, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, upon demand therefor, immediately repaid by Grantor to Beneficiary with interest thereon at the Default Rate hereunder. Beneficiary shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Security or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without hereby becoming liable to Grantor or any person in possession holding under Grantor.

          (j)     Apply against the Indebtedness in such order as Beneficiary shall determine any funds held for the benefit of Grantor in escrow by Beneficiary or by any third-party escrow agent under any of the Loan Documents, including without limitation, any funds held under the escrow established by Section 5 of this Deed of Trust.

     In the event of any acceleration of the Indebtedness pursuant to subparagraph (a) of this Section 30, Grantor shall pay to Beneficiary together with the principal indebtedness and interest thereon an amount equal to the prepayment fee provided for in the Notes and such fee shall be included as part of the Indebtedness.

     Failure to exercise any option to accelerate in the event of default or other circumstance permitting the exercise of such option, shall not constitute a waiver of the default or of the right to exercise such option at a later time, or a waiver of the right to exercise such option upon the occurrence of any other default or circumstance specified above.

     31.     Tenancy at Will. In the event of a trustee's sale hereunder, if at the time of such sale Grantor occupies the portion of the Security so sold or any part thereof, Grantor shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a rental per day based upon the value of the portion of the Security so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Security.

     32.     Substitute Trustee. If, for any reason, Beneficiary prefers to appoint a substitute Trustee hereunder, Beneficiary may, from time to time, by written instrument, appoint one or more substitute Trustees, who shall succeed to all the estate, rights, powers and duties of the original Trustee named herein. Such appointment may be executed by any one acting in a representative capacity, and such appointment shall be conclusively presumed to have been executed with appropriate authority.

     33.     Indemnification of Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor hereby indemnifies Trustee against all liability and expenses which he may incur in the performance of his duties hereunder.

     34.     Other. If more than one party is named as Trustee herein, any one party may perform any obligations or duties of the Trustee herein without the joinder of any other party named herein. Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Documents now or hereafter existing in equity or at law for the protection and preservation of the Security.

     35.     Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including, without limitation, those granted by the Texas Uniform Commercial Code and applicable to the Security, or any portion thereof) and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Security, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

     36.     Rights and Remedies of Sureties. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.

     37.     Intentionally Deleted.

     38.     Late Charge. In the event any sums due under the Notes, this Deed of Trust or any other Loan Document, are not paid within ten (10) days when due, without regard to any cure or grace period, Grantor shall pay to Beneficiary interest at the Default Rate (as defined in that certain Loan Agreement, dated July __, 2000 by and between the Beneficiary and the Company) on the amount that remains unpaid until paid. Such late charge shall be paid without prejudice to the right of Beneficiary to collect any other amounts provided to be paid or to declare an Event of Default under this Deed of Trust or any other Loan Document.

     39.     Waiver of Statutory Rights. Grantor agrees, to the full extent permitted by law, that in an Event of Default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, homestead, extension, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the sale of the Security, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully do so, the benefit of all such laws, and any and all rights to have the assets subject to the security interest of this Deed of Trust marshalled upon any foreclosure or sale under the power granted herein and agrees that Beneficiary or any court having jurisdiction to foreclose such lien may sell the Security in part or as an entirety.

     40.     Security Interest. This Deed of Trust shall, as to any equipment and other Personal Property covered hereby, be deemed to constitute a security agreement, and Grantor, as debtor, hereby grants to Beneficiary, as secured party, a security interest therein pursuant to the Texas Uniform Commercial Code. Grantor agrees, upon request of Beneficiary, to furnish an inventory of Personal Property owned by Grantor and subject to this Deed of Trust and, upon request by Beneficiary, to execute any supplements to this Deed of Trust, any separate security agreement and any financing statements and continuation statements in order to include specifically said inventory of Personal Property or otherwise to perfect the security interest granted hereby. Upon the occurrence of any of the Events of Default referred to herein, Beneficiary shall have all of the rights and remedies therein provided or otherwise provided by law or by this Deed of Trust, including but not limited to the right to require Grantor to assemble such Personal Property and make it available to Beneficiary at a place to be designated by Beneficiary which is reasonably convenient to both parties, the right to take possession of such Personal Property with or without demand and with or without process of law and the right to sell and dispose of the same and distribute the proceeds according to law. The parties hereto agree that any requirement of reasonable notice shall be met if Beneficiary sends such notice to Grantor at least ten (10) days prior to the date of sale, disposition or other event giving rise to the required notice, and that the proceeds of any disposition of any such Personal Property may be applied by Beneficiary first to the reasonable expenses in connection therewith, including reasonable attorneys' fees and legal expenses incurred, and then to payment of the Indebtedness. With respect to the Personal Property that has become so attached to the Real Property that an interest therein arises under the real property law of the State, this Deed of Trust shall also constitute a financing statement and a fixture filing under the Texas Uniform Commercial Code, in all fixtures now or hereafter located on the Land.

     41.     Right of Entry. Beneficiary and Beneficiary's representatives may at all times and without notice to Grantor enter upon the Security and inspect the same, or cause it to be inspected by agents, employees, or independent contractors of Beneficiary, and show the same to others, but Beneficiary shall not be obligated to make any such entry or inspection.

     42.     Estoppel Certificate. Grantor, within fifteen (15) days after written request from Beneficiary, will furnish a signed statement in writing, duly acknowledged, of the amount then due or outstanding hereunder and whether or not any offsets or defenses exist against the Indebtedness, and if so, specifying such offsets and defenses. Beneficiary, within fifteen (15) days after written request from Grantor, will furnish a signed statement in writing, duly acknowledged, of the then outstanding principal balance of the Indebtedness.

     43.     Intentionally Deleted.

     44.     Rights Cumulative. Each right and remedy of Beneficiary under this Deed of Trust, the Notes and any other Loan Documents, shall be in addition to every other right and remedy of Beneficiary and such rights and remedies may be enforced separately or in any combination.

     45.     Subrogation. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Security, such proceeds have been advanced by Beneficiary at Grantor's request, and Beneficiary shall be subrogated to all rights, interest and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder.

     46.     No Waiver. Any failure by Beneficiary or Trustee to insist upon the strict performance by Grantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions hereof to be performed by Grantor.

     47.     Deed of Trust Extension. The lien hereof shall remain in full force and effect during any postponement or extension of the time of payment of the Indebtedness, or of any part thereof, and any number of extensions or modifications hereof, or any additional notes taken by Beneficiary, shall not affect the lien hereof or the liability of Grantor or of any subsequent obligor to pay the Indebtedness unless and until such lien or liability be expressly released in writing by Beneficiary.

     48.     Indemnification. Grantor shall indemnify and hold Beneficiary harmless from and against all obligations, liabilities, losses, costs, expenses, fines, penalties or damages (including reasonable attorneys' fees) which Beneficiary may incur by reason of this Deed of Trust or with regard to the Security prior to the exercise of any remedies under this Deed of Trust, unless attributable to Beneficiary's willful misconduct or gross negligence. Grantor shall defend Beneficiary against any claim or litigation involving Beneficiary for the same, and should Beneficiary incur such obligation, liability, loss, cost, expense, fine, penalty or damage, then Grantor shall reimburse Beneficiary upon demand. Any amount owed Beneficiary under this provision shall bear interest at the Default Rate set forth herein and shall be secured hereby.

     49.     Intentionally Deleted.

     50.     Attorneys' Fees. Any reference to "attorney fees", "attorneys' fees", or "attorney's fees" in this document includes but is not limited to the reasonable fees, charges and costs incurred by Beneficiary or Trustee through Beneficiary's or trustee's retention of outside legal counsel and, as permitted by applicable law, the allocable reasonable fees, costs and charges for services rendered by Beneficiary's or Trustee's in-house counsel. Any reference to "attorney fees", "attorneys' fees", or "attorney's fees" shall also include but not be limited to those attorneys or legal fees, costs and charges incurred by Beneficiary or Trustee in the collection of any Indebtedness, the enforcement of any obligations hereunder, the protection of the Security, the foreclosure of this Deed of Trust, the sale of the Security, the defense of actions arising hereunder and the collection, protection or setoff of any claim the Beneficiary may have in a proceeding under Title 11, United States Code. Attorneys' fees provided for hereunder shall accrue whether or not Beneficiary has provided notice of default or of an intention to exercise its remedies for such default.

     51.     Administrative Fees. Beneficiary shall have the right to charge reasonable administrative fees during the term of the Notes as Beneficiary may determine, in its reasonable discretion, in connection with any servicing requests made by Grantor requiring Beneficiary's evaluation, preparation and processing of any such requests. Administrative fees shall not be charged for routine servicing matters contemplated by the Loan Documents including, without limitation: processing payments; processing insurance and UCC continuation documentation; processing escrow draws; review of tenant leases, subordination, non-disturbance and attornment agreements on standard forms approved by Beneficiary without material modifications. Such administrative fees shall apply without limitation to requests for matters not permitted or contemplated by the Loan Documents (including, without limitation: requests for approval of tenant leases, transfers or assignments, requests for partial releases; requests for review of new easements), and to requests, which, while contemplated by the Loan Documents, because of the nature of the request, will require significantly more time than an institutional lender, acting reasonably, would contemplate for such request (including without limitation: requests for transfers or assignments, requests for partial releases; requests for review of new easements). Beneficiary shall also be entitled to reimbursement for reasonable professional fees it incurs for such administration, including without limitation, those of architects, engineers and attorneys (whether (i) employed by Beneficiary or its affiliates as permitted by applicable law or (ii) engaged by Beneficiary or its affiliates as independent contractors).

     52.     Trustee's Costs and Expenses; Governmental Charges. Grantor shall pay all costs, fees and expenses of Trustee, its agents and counsel in connection with the performance of its duties hereunder, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed by any governmental authority on Trustee or Beneficiary by reason of their interest in the Loan Documents.

     53.     Protection of Security; Costs and Expenses. Grantor shall appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiary or Trustee, and shall pay all costs and expenses, including without limitation cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust or to enforce or establish any other rights or remedies of Beneficiary hereunder. If Grantor fails to perform any of the covenants or agreements contained in this Deed of Trust, or if any action or proceeding is commenced which affects Beneficiary's or Trustee's interest in the Security or any part thereof, including, but not limited to, eminent domain, code enforcement or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Beneficiary or Trustee may, but without obligation to do so and without notice to or demand upon Grantor and without releasing Grantor from any obligation hereunder, make such appearances, disburse such sums and take such action as Beneficiary or Trustee deems necessary or appropriate to protect Beneficiary's or Trustee's interest, including, but not limited to, disbursement of attorneys' fees, entry upon the Security to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the judgment of either Beneficiary or Trustee appears to be prior or superior hereto. Grantor further agrees to pay all expenses of Beneficiary or Trustee (including without limitation fees and disbursements of counsel) incident to the protection of the rights of Beneficiary hereunder, or to enforcement or collection of payment of the Indebtedness, whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Grantor, or otherwise. Any amounts disbursed by Beneficiary or Trustee pursuant to this Section 53 shall be additional indebtedness of Grantor secured by the Loan Documents as of the date of disbursement and shall bear interest at the default rate of interest provided in the Notes. All such amounts shall be payable by Grantor immediately without demand. Nothing contained in this Section 53 shall be construed to require Beneficiary or Trustee to incur any expense, make any appearance, or take any other action.

     54.     Notices. Any notice, demand, request, statement or consent made hereunder shall be in writing, signed by the party giving such notice, request, demand, statement, or consent, and shall be deemed to have been properly given when either delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States mail, postage prepaid and registered or certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore have been designed in writing. The effective date of any notice given as aforesaid shall be the date of personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States mail, whichever is applicable. For purposes hereof, the addresses are as follows:

If to Beneficiary:	Goff Moore Strategic Partners, L.P. 777 Main Street, Suite 2250 Forth Worth, Texas 76102 Attention: J. Randall Chappel
with a copy to:	Thompson & Knight, L.L.P. 1700 Pacific Avenue, Suite 3300 Dallas, Texas 75201 Attention: Jeffrey A. Zlotky
If to Grantor:	Hispanic Television Network, Inc. 6125 Airport Freeway, Suite 200 Fort Worth, Texas 76117 Attention: Marco Camacho
with a courtesy copy to:	Akin, Gump, Strauss, Hauer & Feld, L.L.P. 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201-4675 Attention: J. Kenneth Menges, Jr., P.C.

     Notwithstanding the foregoing agreement to provide a courtesy copy to Grantor's attorneys, such copy shall be a courtesy copy only, and failure to provide such courtesy copy shall have absolutely no effect or entitle Grantor to any remedy whatsoever. Any notice duly given to Grantor shall be effective whether or not the courtesy copy was given to Grantor's attorneys.

     55.     Release of Lien. If Grantor shall perform each of the covenants and agreements herein contained, then this conveyance shall become null and void and shall be released at Grantor's written request and expense; otherwise, it shall remain in full force and effect. No release or modification of this conveyance, or of the lien, security interest or assignment created and evidenced hereby, shall be valid unless executed by Beneficiary.

     56.     APPLICABLE LAW. THE PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (THE "STATE").

     57.     Intentionally Deleted.

     58.     Invalidity. If any provision of this Deed of Trust shall be held invalid or unenforceable, the same shall not affect in any respect whatsoever the validity of the remainder of this Deed of Trust, except that if such provision requires the payment of a certain sum of money and Grantor does not pay such sum pursuant to the invalid provision, then the Beneficiary may, at its option, declare the Indebtedness due and payable upon sixty (60) days prior written notice to Grantor and, provided there exists no Event of Default hereunder, without prepayment fee or premium.

     59.     Captions. The captions in this instrument are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be any part hereof.

     60.     Modifications. This Deed of Trust may not be changed or terminated except in writing by both parties. The provisions of this Deed of Trust shall extend and be applicable to all renewals, amendments, extensions, consolidations, and modifications, of the other Loan Documents, and any and all references herein to the Loan Documents shall be deemed to include any such renewals, extensions, amendments, consolidations, or modifications thereof.

     61.     Bind and Inure. The provisions of this Deed of Trust shall be binding on the Grantor and its heirs, successors and assigns, and any subsequent owners of the Security. The covenants of Grantor herein shall run with the land, and this Deed of Trust and all of the covenants herein contained shall inure to the benefit of the Beneficiary, its successors and assigns.

     62.     Replacement of Notes. Upon receipt of evidence reasonably satisfactory to Grantor of the loss, theft, destruction or mutilation of a Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Grantor or, in the case of any such mutilation, upon surrender and cancellation of a Note (such Note being a "Lost Note"), Grantor will execute and deliver, in lieu thereof, a replacement Note or Note, identical in form and substance to the Lost Note and dated as of the date of the Lost Note and upon such execution and delivery all references in this Deed of Trust to the Notes shall be deemed to refer to such replacement Note instead of the Lost Note.

     63.     Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Deed of Trust, the Notes and any and all other instruments now or hereafter evidencing, securing or otherwise relating to the Indebtedness.

     64.     Further Assurances. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Beneficiary shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Beneficiary the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver, and hereby authorizes Beneficiary after the occurrence of an Event of Default to execute in the name of Grantor to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Personal Property.

     65.     Recordation.

          (a)     Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter from time to time, will cause this Deed of Trust, and any security instrument creating a lien or evidencing the lien hereof upon the Personal Property and each instrument of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Beneficiary in, the Security.

          (b)     Grantor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Personal Property encumbered hereby and any instrument of further assurance and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Notes, this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the chattels or any instrument of further assurance.

     66.     Heirs, Successors and Assigns Included in Parties. Whenever Grantor or Beneficiary is named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Deed of Trust shall bind the successors and assigns of Grantor, including any subsequent owner of all or any part of the Security and inure to the benefit of the successors and assigns of Beneficiary. This Section shall not be construed to permit an assignment, transfer, conveyance, encumbrance or other disposition otherwise prohibited by this Deed of Trust or any other Loan Document.

     67.     WAIVER OF TRIAL BY JURY. TO INDUCE BENEFICIARY TO MAKE THE LOAN SECURED HEREBY, GRANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHTS WHICH GRANTOR OR BENEFICIARY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDINGS IN WHICH GRANTOR AND BENEFICIARY ARE ADVERSE PARTIES, AS TO ANY MATTER ARISING OUT OF OR CONCERNING THE SUBJECT MATTER OF THE NOTE, THIS DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS.

     68.     No Oral Agreements. This Deed of Trust and the Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the Grantor has duly executed this Deed of Trust the day and year first above written.

GRANTOR:
HISPANIC TELEVISION NETWORK, INC., a Delaware corporation

By:	________________________________
Name:	________________________________
Title:	________________________________

STATE OF TEXAS COUNTY OF _________	§ § §

     This instrument was acknowledged before me on July ____, 2000, by __________________, ______________ of HISPANIC TELEVISION NETWORK, INC., a ______________ corporation, on behalf of said corporation.

( S E A L )	_______________________________________

     Notary Public in and for the State of Texas

My Commission Expires:

Print Name of Notary: _____________________
____________________________________

EXHIBIT A

TO

DEED OF TRUST

Description of Land

Property (including any improvements):

Being all that certain lot, tract or parcel of land and being all of Lots 12, 13, 14 and 15 in Block 15 of PARKDALE GARDENS, an Addition to the City of Fort Worth, now in Haltom City, Tarrant County, Texas according to the Plat thereof recorded in Volume 1607, Page 287 of the Plat Records of Tarrant County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a P K Nail set with shiner on the west line of Delante Street ( a 50 foot right-of-way) and said P K Nail set being the southeast corner of said Lot 12 and the northeast corner of Lot 11 of said Block 15;

THENCE North 89 degrees 50 minutes 57 seconds West along the north line of Lot 11 and the south line of Lot 12 a distance of 189.89 feet to a P K Nail with shiner set for the northwest corner of said Lot 11 and the southwest corner of Lot 12, said P K Nail set being also the northeast corner of Lot 8 of said Block 15;

THENCE North 00 degrees 08 minutes 17 seconds East a0.long the east line of Lots 7, 10, 9, and 6 in said Block 15 and the west line of said Lots 12, 13, 14, and 15 a distance of 320.21 feet to a P K Nail with shiner set being the northwest corner of said Lot 15 and the southeast corner of Lot 5 in said Block 15 and said P K Nail set being also the southwest corner of Lot 16 in said Block 15;

THENCE South 89 degrees 51 minutes 29 seconds East along the south line of said Lot 16 and the north line of said Lot 15 a distance of 189.12 feet to a P K Nail with shiner set on the west line of the aforementioned Delante Street and said P K Nail being set for the northeast corner of said Lot 15 and the southeast corner of said Lot 16;

THENCE South 00 degrees 00 minutes 01 seconds East along the west line of Delante Street and the east line of said Lots 15, 14, 13 and 12 a distance of 320.24 feet to the POINT OF BEGINNING and containing 52,156.5 square feet of land more or less.

EXHIBIT B

TO

DEED OF TRUST

Permitted Encumbrances

This conveyance is made and accepted subject and subordinate to:

(a)     zoning laws and regulations and ordinances of municipal and other governmental authorities affecting the Property,

(b)     any and all matters of record and any and all recorded leases affecting the Land,

(c)      the following items affecting the subject property, as shown on survey dated November 5, 1999 and prepared by B.T. Ballard, R.P.L.S. No. 2336: Apparent easement(s) for overhead electric service line and electric meter located on subject property,

(d)      it being understood by the Grantor, the Lenders and the Beneficiary that the Grantor's liability shall not extend to cover the following matters, as shown on survey dated November 5, 1999, prepared by B.T. Ballard, Registered Professor Land Surveyor, No. 2336: Encroachment of two story brick commercial building into the 25" wide Drainage Easements,

(e)      it being understood by the Grantor, the Lenders and the Beneficiary that no liability is assumed by reason of any encroachment(s) or protrusion(s) of a fence and/or building(s) into or outside the boundary lines of the subject property herein described,

(f)      standby fees, taxes and assessments by any taxing authority for the year 2000, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change inland usage or ownership.

SCHEDULE 1

TO

DEED OF TRUST

List of Lenders

Gregory T. Bucholz
c/o fob.com, Inc.

Iceberg Ventures
13400 U.S. Highway 42, Suite 290
Prospect, KY 40059

Joseph Cusimano
132 East Delaware Place
Apt. 6105
Chicago, IL 60611

James Ryffel
c/o Woodcrest Capital
3113 South University Drive
Suite 600
Fort Worth, Texas 76109

Robert Dow
P.O. Box 150665
Fort Worth, Texas 76108

Jane Rimer
4230 Park Lane
Dallas, Texas 76126

Keith B. Ohnmeis
P.O. Box 370
Wilson, WY 83014

Dan Canale
1505 Old Hillsboro Road
Franklin, TN 37069

Ted Anderson

Richard Chamberlain

Alges Strikas

Scot Hollman

J. Luther King Jr.

Brent Clum

Paul Greenwell

David Dowler

Summit Partners

Private Equity Partners I, L.P.

Scott M. Kleberg

Robert Holt

Jim Orser

Goff Moore Strategic Partners, L.P.

GAINSCO, Inc.